                                                                    EXHIBIT 10.2

                         AMENDMENT NO. 1 TO THE AMENDED
                         EMPLOYMENT RETENTION AGREEMENT
                                     BETWEEN
                       SPECIALTY EQUIPMENT COMPANIES, INC.
                                       AND
                                ROBERT R. FRIEDL

     WHEREAS, Specialty Equipment Companies, Inc. (the "Company") and Robert R. Friedl (the "Executive") entered into an Amended Employment Retention Agreement dated as of July 26, 2000 (the "Agreement");

     WHEREAS, the Company and the Executive wish to amend the Agreement to modify the Executive's ability to voluntarily resign for Good Reason and to provide for other modifications as set forth below (the "Amendment");

     WHEREAS, the Company is entering into an Agreement and Plan of Merger, of even date herewith, with United Technologies Corp. and Solar Acquisition Corp. (collectively "UTC") pursuant to which UTC will acquire all shares of common stock of the Company (the "Merger Agreement");

     WHEREAS, the Company and the Executive wish for the Amendment provided herein to be effective only upon the closing of the transaction set forth in the Merger Agreement (the "Closing"); and

     WHEREAS, all defined terms used herein shall have the meanings set forth in the Agreement unless specifically defined herein.

     NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Section 1 of the Agreement is hereby amended by replacing such section in its entirety with the following:

          1. Term of Employment. The Company hereby agrees to employ the Executive, and subject to Section 3 of this Agreement the Executive hereby agrees to be employed by the Company, for the period commencing on May 1, 2000 and ending on the second anniversary of the Closing, unless terminated earlier in accordance with Section 3 (the "Employment Period").

2. Section 2(b)(i) of the Agreement is hereby amended by replacing the first sentence thereof in its entirety with the following:

          As of the Effective Date and during the Employment Period thereafter, the Company shall pay or cause to be paid to the Executive a base salary in cash at an annual rate of (A) with respect to the portion of the Employment Period on or before the

     Closing, at least $225,000; and (B) with respect to the portion of the Employment Period thereafter, at least $175,000 (the "Guaranteed Base Salary").

3.   Section 2(b)(ii) of the Agreement is hereby amended by replacing such section in its entirety with the following:

          (ii) Cash Incentive Payments. The Executive shall be entitled to receive a cash incentive payment of $67,500 in respect of 2000 and $100,000 in respect of 2001, such payments subject to the Executive's continued employment during the Employment Period, and in lieu of, and not in addition to, any other cash incentive payments he may be entitled to under any other cash incentive plans.

4. Section 2 of the Agreement is hereby amended as follows by adding the following new Sections 2(b)(iv), (v) and (vi):

          (iv) Following the Closing, and during the Employment Period, the Company shall pay or cause to be paid to the Executive a transition payment such that when added to the actual salary and bonus paid during the year the total is no less than (A) the annual base salary of Executive immediately prior to the Closing, plus (B) an incentive amount equal to the amount specified in Section 2(b)(ii), as modified above. The Transition Payment will be paid in monthly installments, less tax withholding. The Transition Payment shall not be treated as compensation under any of the Company's retirement, welfare, executive compensation or other plans.

          (v) Beginning on January 1, 2001, in lieu of the cash incentive plan described in subsection (ii) for periods after the close of the Company's fiscal year ending January 31, 2001, the Executive shall be eligible to participate in the annual Incentive Compensation ("AIC") program of UTC at the target ranges appropriate to Executive's compensation level and with business performance and individual performance targets and objectives consistent with program guidelines as applicable to peer executives.

          (vi) Beginning on January 1, 2001, in lieu of participation in the Long-Term Incentive Plan described in subsection (iii), the Executive shall be entitled to participate in the Continuous Improvement Incentive Plan ("CIIP") of UTC and be eligible for grants of stock options in amounts and on terms and conditions appropriate to Executive's compensation level consistent with program guidelines as applicable to peer executives.

5. Section 3(c) of the Agreement is hereby amended by replacing such section in its entirety with the following:

          (c) Good Reason. The Executive may terminate the Executive's employment for Good Reason (A) at any time during the Employment Period in the case of Good Reason as described in clauses (i), (ii), (iii) or (iv), below, or (B) on or after the second anniversary of the Closing in the cases of Good Reason as described in clause (v) below.

          For the purposes of this Agreement, "Good Reason" means any one of the following events:

               (i) any failure by the Company to comply with any provision of Sections 2(b)(i), 2(b)(ii) (both as modified by this Amendment) or
          Section 2(b)(iv), 2(b)(v), or 2(b)(vi), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii)  any failure by the Company to comply with and satisfy
          Section 11(c) of this Agreement;

               (iii) any reassignment of the Executive, within two years after the Closing, without his written consent, to a work location located more than 50 miles from his work location at the Effective Date;

               (iv)  the Executive no longer reports to Jeffrey Rhodenbaugh; or

               (v) a material change by the Company in the Executive's title, authority, working conditions, function reporting responsibilities, status or any other action by the Company (other than a change in the Executive's reporting relationship to Jeffrey Rhodenbaugh) which would cause the Executive's position with the Company to become one of materially less responsibility, importance, or scope from the position and attributes thereof described in Section 2(a)(i) above, or which material action or change would unreasonably add to the burdens of his duties, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, provided, however, that the hiring of additional executives whose responsibilities overlap those of the Executive shall not necessarily constitute Good Reason.

6. Section 4 of the Agreement is hereby amended by inserting before the colon at the end of the first paragraph thereof the following:

          ; provided, however, that any lump sum amount payable under this
     Section 4 shall be decreased by the total amount of Transition Benefit paid to the Executive during the term of this Agreement, in accordance with
     Section 2(b)(iv), and provided further that any amount payable under this
     Section 4 shall be based upon the Guaranteed Base Salary in effect immediately prior to the Closing, and provided finally that if the amounts specified in Section 4 have not become payable before the second anniversary of the Closing and Executive has not been terminated by the Company for Cause or resigned without Good Reason, then the amounts specified in Section 4 shall be paid to Executive in a lump sum upon the second anniversary of the Closing whether or not the Executive remains employed by the Company following the second anniversary of the Closing:

7. Section 7 of the Agreement is hereby amended by replacing such section in its entirety with the following:

          7. Non-competition. The Executive agrees that while he is employed hereunder and for a period of one year following the termination of the Executive's employment for any reason, and occurring at any time, including any time after the end of the Employment Period, the Executive shall not be employed by or enter into or engage in or be connected with or engage to work for any individual, firm or corporation which is engaged in or connected with any business that competes, directly or indirectly, with the Company (including, without limitation, in the supply of equipment for the food retail, food service or beverage industries), unless he obtains the express written approval of the Vice President, Human Resources of Carrier Corporation (or his or her functional equivalent), who shall grant or withhold consent in his or her sole discretion after the Executive's full disclosure of the nature of the intended arrangement. The obligations of this Section 7 shall survive the termination of this Agreement.

8. The amendments made by this Amendment shall be effective from and after the Closing conditional on the occurrence of the Closing on or before March 1, 2001. If for any reason the Closing does not occur on or before March 1, 2001, the amendments made by this Amendment shall have no effect.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the 13th day of October, 2000.



EXECUTIVE:                          ROBERT R. FRIEDL



                                    /s/ Robert R. Friedl
                                    ----------------------------
                                    Signature




COMPANY:                            SPECIALTY EQUIPMENT COMPANIES, INC.



                                    By: /s/ Jeff Rhodenbaugh
                                    ----------------------------
                                    Name: Jeff Rhodenbaugh
                                    Title: President & CEO